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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
US SEARCH.COM INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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5401 Beethoven Street
Los Angeles, CA 90066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 18, 2002

TO THE STOCKHOLDERS OF US SEARCH.COM INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of US Search.com Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 18, 2002 at 9:00 a.m. local time at 5401 Beethoven Street, Los Angeles, CA 90066, for the following purposes:

  1.
  To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000.

  2.
  To ratify the issuance of the Company's 8% Convertible Promissory Notes and to approve the issuance of Common Stock upon conversion thereof.

  3.
  To elect three Common Stock directors to hold office until the 2005 Annual Meeting of Stockholders.

  4.
  To approve an amendment to the Company's Amended and Restated 1998 Stock Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 10,000,000 shares.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on June 19, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Karol Pollock Secretary

Los Angeles, California July , 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

5401 Beethoven Street
Los Angeles, CA 90066

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

July 18, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of US Search.com Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on July 18, 2002, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 5401 Beethoven Street, Los Angeles, CA 90066. The Company intends to mail this proxy statement and accompanying proxy card on or about July 5, 2002, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of Common Stock and Series A-1 Convertible Preferred Stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date the Company had outstanding and entitled to vote 27,365,438 shares of Common Stock and 203,113 shares of Series A-1 Convertible Preferred Stock.

        Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series A-1 Convertible Preferred Stock on such date will be entitled to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series A-1 Preferred Stock into shares of Common Stock as of the date immediately prior to the Record Date. The proposal to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock requires the approval of the holders of Common Stock and Series A-1 Convertible Preferred Stock, voting together as a single class, and the approval of the holders of Common Stock, voting as a single class. The proposal to ratify the issuance of the Company's 8% Convertible Promissory Notes and to approve the issuance of Common Stock upon conversion thereof requires the approval of the holders of the Common Stock and the Series A-1 Convertible Preferred Stock, voting together as a single class. The election of a Common Stock Director requires the approval of the holders of Common Stock and Series A-1 Convertible Preferred Stock, voting together as a single class. The proposal to increase the number of shares available for issuance pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan requires the approval of the holders of Common Stock and Series A-1 Convertible Preferred Stock, voting together as a single class.

        Lawrence D. Lenihan, Jr., a member of the Board and Managing Director of Pequot Capital Management, Inc., the general partner of Pequot Private Equity Fund II, L.P., has indicated to the Board that Pequot intends to vote all shares of Series A-1 Convertible Preferred Stock and Common Stock held by it in favor of all proposals presented at the meeting. As of the Record Date, Pequot Private Equity Fund II, L.P. held 203,113 shares of Series A-1 Convertible Preferred Stock and 3,500,000 shares of Common Stock, which together represent 63% of the shares entitled to vote on Proposal Nos. 2, 3 and 4. Accordingly, approval of Proposal Nos. 2, 3 and 4 is assured.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet

        You may vote your shares via the Internet by visiting http://www.eproxy.com/srch/ at any time prior to 12:00 p.m., Pacific Time, on July 16, 2002. Abstentions granted via the Internet will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. You may revoke your proxy granted via the Internet by visiting the website at http://www.eproxy.com/srch/ prior to 12:00 p.m., Pacific Time, on July 16, 2002, or by filing with the Secretary of the Company at the Company's principal executive office, 5401 Beethoven Street, Los Angeles, CA 90066, a written notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy granted via the Internet by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Revoking a proxy granted via the Internet and failing to subsequently vote either in person or by a later proxy will result in a non-vote.

        Electronic voting, including voting via the Internet, is permitted pursuant to Section 212 of the Delaware General Corporation Law so long as it can be determined that the electronic transmission of the proxy was authorized by the stockholder. The Internet voting procedures are designed to authenticate your identity, to confirm your authorization, to allow you to give your voting instructions and to confirm that your instructions have been properly recorded. To vote via the Internet you will need to enter the three digit company code and seven digit control number printed on your proxy card. If you vote via the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you must bear.

For Shares Registered in the Name of a Broker or Bank

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that also offer Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5401 Beethoven Street, Los Angeles, CA 90066, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Introduction

        As of the Record Date, the Company had 27,365,438 shares of its Common Stock issued and outstanding. As of the Record Date, Pequot Private Equity Fund II, L.P. ("Pequot") held 203,113 shares of Series A-1 Convertible Preferred Stock and a warrant to purchase an additional 5,000 shares of Series A-1 Convertible Preferred Stock which was equal to 1,036,549 shares of Common Stock on an as-converted basis (assuming an exercise in full of the warrant). In December 2001, January 2002 and March 2002, the Company issued an aggregate in $14.2 million in principal amount of its 8% Convertible Promissory Notes which, as of the Record Date, was equal to 18,094,460 shares of Common Stock on an as-converted basis and warrants to purchase an additional 5,267,290 shares of Common Stock on an as-converted basis (assuming an exercise in full of the warrants and assuming approval by the stockholders of Proposal 2 contained in this Proxy Statement). The Company filed a registration statement with the Securities and Exchange Commission to register the resale of up to 38,509,284 shares of its common stock, including the shares of common stock underlying the 8% Convertible Promissory Notes and the related warrants. In addition, the Company has an aggregate of 26,818,023 shares of Common Stock approved for issuance under its 1998 and 2000 Stock Incentive Plans as well as the 1999 Non-Employee Directors' Stock Option Plan. If all warrants, options and other securities of the Company convertible into Common Stock were converted in full as of the Record Date, the Company would have 124,860,112 shares of its Common Stock issued and outstanding.

        Because the Company's 8% Convertible Promissory Notes will convert into a greater number of shares of Common Stock if the trading price of the Company's Common Stock declines below $0.783, in the case of the 8% Convertible Promissory Notes issued in December 2001 and January 2002, and $0.85, in the case of the 8% Convertible Promissory Notes issued in March 2002, the Company may ultimately issue more shares of Common Stock upon conversion of the 8% Convertible Promissory Notes than the amount set forth above. Also, the Company has proposed to increase the number of shares of Common Stock authorized for issuance under its 1998 Stock Incentive Plan. To allow for the conversion in full of all of the Company's convertible securities and to allow for additional equity investments in the Company, the Company has proposed to increase the authorized number of shares of its Common Stock from 150,000,000 to 300,000,000.

The Proposed Amendment to the Company's Certificate of Incorporation

        The Certificate of Incorporation of the Company currently authorizes the issuance of up to 150,000,000 shares of Common Stock of the Company. Of such 150,000,000 presently authorized shares of Common Stock, 27,365,438 shares were issued and outstanding on the Record Date. In addition, an aggregate of 96,713,874 shares of Common Stock have been reserved for issuance as of the Record Date upon the exercise of outstanding options and warrants to purchase Common Stock of the Company and upon conversion of other convertible securities of the Company. As described above, the number of shares reserved for issuance upon conversion of the Company's 8% Convertible Promissory Notes will increase if the trading price of the Company's Common Stock declines below $0.783, in the case of the 8% Convertible Promissory Notes issued in December 2001 and January 2002, and $0.85, in the case of the 8% Convertible Promissory Notes issued in March 2002.

        The Board has proposed the increase in the authorized number of shares of Common Stock to allow for the conversion in full of all outstanding convertible securities and to permit the Company to sell additional shares of Common Stock or securities convertible into shares of Common Stock. A vote for the proposed amendment to the Company's Certificate of Incorporation will approve an increase in the number of authorized shares of Common Stock of the Company from 150,000,000 to 300,000,000. Upon adoption of the proposed amendment to the Company's Certificate of Incorporation, the Company will prepare and file an amendment to the Certificate of Incorporation in the form attached as "Exhibit A" hereto.

Vote Required

        Approval of the proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and all outstanding shares of Series A-1 Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock, voting as a separate class.

Reasons for Increasing the Authorized Number of Shares of Common Stock

        Shares Reserved for Issuance Upon Exercise or Conversion of Convertible Securities. As discussed above, the Company has issued and reserved for issuance 124,860,112 shares of Common Stock as of the Record Date. Further, the number of shares reserved for issuance upon conversion of the Company's 8% Convertible Promissory Notes will increase if the trading price of the Company's Common Stock declines below $0.783, in the case of the 8% Convertible Promissory Notes issued in December 2001 and January 2002, and $0.85, in the case of the 8% Convertible Promissory Notes issued in March 2002. A vote for the proposed amendment to the Company's Certificate of Incorporation will approve an increase in the number of authorized shares of Common Stock of the Company from 150,000,000 to 300,000,000.

        Future Equity Financings.    In addition to the shares reserved for issuance upon exercise or conversion of the Company's convertible securities, authorized but unissued and unreserved shares of Common Stock will be available in the event the Company determines to offer for sale shares of its Common Stock or other securities convertible into shares of its Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 1.

PROPOSAL 2

TO APPROVE THE ISSUANCE OF THE COMPANY'S 8% CONVERTIBLE
PROMISSORY NOTES AND THE ISSUANCE OF THE SHARES
OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF

Background

        In December 2001, January 2002 and March 2002, the Company sold $14.2 million in aggregate principal amount of its 8% Convertible Promissory Notes (the "Notes") and warrants to purchase an aggregate of 5,267,290 shares of Common Stock at an initial exercise price of $1.044 per share (the "Warrants"). These transactions are referred to in this proxy statement as the "Private Placements". After paying cash fees to its placement agent in connection with the Notes and Warrants sold in March 2002, the Company received aggregate proceeds of $13.8 million from the sale of Notes in the Private Placements. All of the securities sold in the Private Placements were sold in private placements solely to accredited investors, as defined in Rule 501 of Regulation D pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        Approval of the Private Placements and the issuance of the shares of Common Stock underlying the Notes is sought in order to satisfy the stockholder approval requirements of the rules and regulations of The Nasdaq Stock Market. The Notes will automatically convert into shares of Common Stock upon stockholder approval of this proposal.

Introduction

        As of the Record Date, the number of shares of Common Stock issuable upon conversion of all of the Notes is 18,094,460, plus shares of Common Stock issuable upon conversion for accrued and unpaid interest thereon, and the number of shares of Common Stock issuable upon the exercise of all of the Warrants is 5,267,290. The rules and regulations of The Nasdaq Stock Market requires stockholder approval for the sale, issuance or potential issuance of shares of Common Stock (or other securities exercisable or convertible into shares of Common Stock) at a price less than the greater of book value in an amount equal to or in excess of 20% of the outstanding shares of Common Stock (the "Nasdaq Cap"). Because the aggregate number of shares of Common Stock issuable upon conversion of all of Notes and Warrants exceeds the Nasdaq Cap, the Company is required under its listing agreement with The Nasdaq Stock Market to obtain stockholder approval.

        If the stockholder approval of this proposal is not obtained, the Notes will not convert into shares of Common Stock, the principal and all accrued interest under the Notes issued in December 2001 and March 2002 will become due and payable on December 20, 2002 and the principal and all accrued interest under the Notes issued in January 2002 will become due and payable on January 17, 2003. The aggregate amount of principal and accrued interest under the Notes that will become due and payable if stockholder approval of this proposal is not obtained is $15.4 million.

        Lawrence D. Lenihan, Jr., a member of the Board of Directors and Managing Director of Pequot Capital Management, Inc., the general partner of Pequot Private Equity Fund II, L.P., has indicated to the Board that Pequot intends to vote all shares of Series A-1 Convertible Preferred Stock and Common Stock held by it in favor of Proposal No. 2. As of the Record Date, Pequot Private Equity Fund II, L.P. held 203,113 shares of Series A-1 Convertible Preferred Stock and 3,500,000 shares of Common Stock, which together represent 66% of the shares entitled to vote on Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured.

        The Company filed a registration statement with the Securities and Exchange Commission to register the resale of up to 38,509,284 shares of its common stock, including the shares of common stock underlying the Notes and the Warrants. The Company intends to use substantially all of the proceeds from the Private Placements for sales and marketing, research and development and for general corporate purposes.

        The Notes issued in December 2001 and January 2002 will convert into shares of common stock at $0.783 per share if the trading price of our common stock remains above $0.783 per share at the time of conversion. The Notes issued in March 2002 will convert into shares of common stock at $0.85 per share if the trading price of our common stock remains above $0.85 per share at the time of conversion. If the trading price of our common stock declines below $0.783, in the case of the Notes issued in December 2001 and January 2002, or $0.85, in the case of the Notes issued in March 2002, we must issue additional shares of common stock to the holders of the Notes. The following table sets forth the number and percentage of additional shares we will be required to issue if the trading price of our common stock declines by 25%, 50% and 75% from a trading price of $0.783, in the case of the

8% Convertible Promissory Notes issued in December 2001 and January 2002, or $0.85, in the case of the 8% Convertible Promissory Notes issued in March 2002.

	No Decline	25% Decline	50% Decline	75% Decline
8% Convertible Promissory Notes issued in December 2001 and January 2002	10,410,574	13,880,766	20,821,149	41,642,299
Expressed as a percentage of our currently outstanding Common Stock	38.1%	50.8%	76.1%	152.3%
8% Convertible Promissory Notes issued in March 2002	7,147,059	9,529,412	14,294,118	28,588,235
Expressed as a percentage of our currently outstanding Common Stock	26.1%	34.9%	52.3%	104.6%

        The closing sale price of our Common Stock on June 28, 2002 was $0.78 per share. As discussed above, if at the time the Notes convert into common stock our common stock is trading below $0.783 per share, in the case of the notes issued in December 2001 and January 2002, or $0.85 per share, in the case of the notes issued in March 2002, we will be required to issue additional shares of common stock upon conversion of the notes. This could create downward pressure on the trading price of our common stock.

        Under the rules and regulations of The Nasdaq Stock Market, Inc., to maintain listing on the Nasdaq National Market System we must maintain a trading price per share of more than $1.00. In February 2001 we received a notice from The Nasdaq Stock Market, Inc. that we were not in compliance with the $1.00 minimum bid requirement for continued listing on The Nasdaq National Market and that our common stock was subject to delisting from the Nasdaq National Market. In March 2001 we participated in a hearing before the Nasdaq Listing Qualifications Panel to appeal the earlier decision to delist our common stock. In June 2001 we received a notification from Nasdaq that the Nasdaq Listing Qualifications Panel had determined that we regained compliance with the requirements for continued listing on The Nasdaq National Market and, accordingly, determined to continue to list our common stock on the Nasdaq National Market. If we are unable to maintain compliance with the requirements for continued listing on the Nasdaq National Market, including the $1.00 minimum bid requirement, we may be subject to delisting from the Nasdaq National Market. If we were delisted from the Nasdaq National Market System, trading in our common stock, if any, may have to be conducted in the over-the-counter market in so-called "pink sheets" or, if then available, the OTC Bulletin Board. As a result, the holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock.

Summary of Transaction Terms

        Set forth below is a summary of the material terms of the Private Placements, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to the Company's Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2002, February 4, 2002 and April 29, 2002.

        The December 2001 Private Placement.    On December 21, 2001, the Company issued to Pequot Private Equity Fund II, L.P. ("Pequot") $3,500,000 in principal amount of Notes and Warrants to purchase up to 1,340,996 shares of the Company's Common Stock at an initial exercise price of $1.044 per share. The Notes bear interest at a rate of 8% per annum and automatically convert into shares of the Company's Common Stock upon approval of Proposal No. 2. The Notes are due and payable by the Company on December 20, 2002 if the Notes have not converted into shares of Common Stock prior to such date. The Notes convert into Common Stock at the lower of (i) $0.783 per share and (ii) 90% of the ten day average closing bid price for the Company's Common Stock on the Nasdaq

National Market for the ten business days prior to the date Proposal No. 2 is approved by the Stockholders of the Company. The Notes and Warrants were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

        The January 2002 Private Placement.    On January 18, 2002, the Company issued to twenty six purchasers an aggregate of $4,751,480 in principal amount of Notes and Warrants to purchase up to an aggregate of 1,782,176 shares of the Company's Common Stock at an initial exercise price of $1.044 per share. The Notes bear interest at a rate of 8% per annum and automatically convert into shares of the Company's Common Stock upon approval of Proposal No. 2. The Notes are due and payable by the Company on January 17, 2003 if the Notes have not converted into shares of Common Stock prior to such date. The Notes convert into Common Stock at the lower of (i) $0.783 per share and (ii) 90% of the ten day average closing bid price for the Company's Common Stock on The Nasdaq National Market for the ten business days prior to the date Proposal No. 2 is approved by the Stockholders of the Company. The Notes and Warrants were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

        The March 2002 Private Placement.    On March 15, 2002, the Company issued to twelve purchasers an aggregate of $6,075,000 in principal amount of Notes and Warrants to purchase up to an aggregate of 2,144,118 shares of the Company's Common Stock at an initial exercise price of $1.044 per share. After paying cash fees of $364,500 to its placement agent, the Company received proceeds of $5,710,500 from the March The Notes bear interest at a rate of 8% per annum and automatically convert into shares of the Company's Common Stock upon approval of Proposal No. 2. The Notes are due and payable by the Company on December 20, 2002 if the Notes have not converted into shares of Common Stock prior to such date. The Notes convert into Common Stock at the lower of (i) $0.85 per share and (ii) 90% of the ten day average closing bid price for the Company's Common Stock on the Nasdaq National Market for the ten business days prior to the date Proposal No. 2 is approved by the Stockholders of the Company. The Notes and Warrants were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D promulgated under the Securities Act.

        Default Under the Notes.    An event of default will occur under the Notes upon any of the following: (a) a default when due of any payment of principal or interest with respect to the Notes and such default is not cured within five business days; (b) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; the Company applies for a trustee, receiver or other custodian for it or a substantial part of its property; a trustee, receiver or other custodian is appointed for the Company or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement, or other case of proceeding, is commenced in respect of the Company; (c) a material breach by the Company of the representations, warranties, covenants or agreements contained in the Notes or in the purchase agreement relating to the sale of the Notes; or (d) any event or condition shall occur which results in the acceleration of the maturity of any debt of the Company in excess of $250,000; in each case which, after written notice from the holder of the Notes, is not cured within 15 business days (other than those events described in clause (a) above); then, upon the occurrence of any such event, the holder of the Notes may, without notice, declare the unpaid principal and interest on the Notes, at once due and payable, whereupon such principal, interest and other obligations shall become at once due and payable. The principal of the Notes and any part thereof, and accrued but unpaid interest, if any, shall bear interest at the rate of 10% per annum after default until paid.

        Warrants.    The Warrants have an initial exercise price of $1.044 per share (the "Warrant Exercise Price"), and will be exercisable in whole or in part prior to the fifth anniversary of its date of issuance.

The holders of the Warrants will not be entitled to any voting rights or any other rights as a stockholder of the Company until the Warrant is duly exercised for shares of Common Stock. If the Company declares or pays a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of the Warrants will receive upon exercise, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they exercised the Warrants prior to such dividend or distribution. Similarly, if the Common Stock issuable upon exercise of the Investor Warrants is changed into the same or a different number of shares of any class or classes of stock by capital reorganization, reclassification, or otherwise, the holders of the Warrants will receive upon exercise the securities they would have received had they exercised their Warrants prior to such reorganization or reclassification.

        Registration Rights.    The Company has agreed to register under the Securities Act the resale of the shares of Common Stock underlying the Notes and Warrants issued in the Private Placements. In connection with this registration, the Company has agreed with each investor in the Private Placements to use its best efforts to file a Registration Statement within 60 calendar days following the date Notes and Warrants were issued to such investor and has agreed to use its reasonable efforts to cause the Registration Statement to become effective within 120 calendar days of the date Notes and Warrants were issued to such investor. If the Registration Statement has not been declared effective within 120 days calendar days of the date Notes and Warrants were issued to such investor, the Company will issue additional Warrants to such investor.

NASDAQ Listing Obligation

        The Company is subject to a listing agreement with The Nasdaq Stock Market, Inc. regarding the quotation of the Company's Common Stock on The Nasdaq National Market. Among other things, the listing agreement obligates the Company to comply with Marketplace Rules promulgated by The Nasdaq Stock Market. These require that, with certain exceptions, issuers quoted on The Nasdaq National Market obtain stockholder approval of the sale, issuance or potential issuance of Common Stock (or other securities exercisable or convertible into shares of Common Stock) at a price less than the greater of book value in an amount equal to or in excess of 20% of the number of shares of its Common Stock or voting power then issued and outstanding. Stockholder approval is also required of transactions deemed to constitute a "change in control." Although the Company does not believe that the issuances contemplated by the Private Placements constitute a "change in control" under The Nasdaq Stock Market's rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required. The Company's belief is based on the fact that the holders of shares of Common Stock on an as-converted basis prior to the Private Placements continue to hold a majority of the outstanding Common Stock on an as-converted basis after the Private Placements (assuming all of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants are issued), and the holders of Notes and Warrants have no voting rights and, upon conversion and exercise thereof, will have no greater voting rights, including rights to elect directors, than holders of shares of Common Stock.

        As of the Record Date, the number of shares of Common Stock issuable upon conversion of all of the Notes is 18,094,460, plus shares of Common Stock issuable upon conversion for accrued and unpaid interest thereon as of the date of conversion, and the number of shares of Common Stock issuable upon the exercise of all of the Warrants is 5,267,290. In order to assure continued compliance with the applicable rules of The Nasdaq Stock Market, the Notes will not convert into shares of Common Stock until the approval sought by this Proposal No. 2 is obtained. In determining the outstanding number of shares for this purpose, all outstanding options, warrants and any other form of Common Stock equivalent are excluded.

        By approving this proposal, stockholders will be approving the issuance by the Company of shares of Common Stock in satisfaction of its obligations under the securities issued in the Private Placements as described in this Proxy Statement. No further stockholder vote or approval related to the Private Placements will be sought or required.

Consequences if Stockholder Approval is Not Obtained

        If the stockholder approval of this proposal is not obtained, the Notes will not convert into shares of Common Stock, the principal and all accrued interest under the Notes issued in December 2001 and March 2002 will become due and payable on December 20, 2002 and the principal and all accrued interest under the Notes issued in January 2002 will become due and payable on January 17, 2003. The aggregate amount of principal and accrued interest under the Notes that will become due and payable if stockholder approval of this proposal is not obtained is $15.4 million.

Effects of the Private Placements on Holders of Common Stock

        The Private Placements will have no effect on the rights or privileges of existing holders of Common Stock except to the extent that the interest of each such stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance.

        Under applicable Delaware law and the Company's Amended and Restated Certificate of Incorporation, the Board has the authority, without further action by the stockholders, to issue additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of unissued preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. The issuance of additional shares of preferred stock, and shares of Common Stock into which such preferred stock may be converted, may, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, discouraging tender offers for the Company and inhibiting certain equity issuances until substantially all such shares of preferred stock are converted, redeemed or cancelled.

Board Approval

        The Board has determined that the continued survival and growth of the Company requires that additional capital be raised. In the spring of 2000, access to the equity capital markets for technology companies, particularly internet electronic commerce companies, unexpectedly worsened, and, as a result, the Company's ability to raise funds through public offerings of its Common Stock was severely restricted. With few exceptions, access to the equity capital markets for technology companies has not materially improved since the spring of 2000. After Pequot invested a total of $20.0 million in September 2000 and June 2001, the Board regularly considered different methods of ongoing financing for the Company. In the fourth quarter of 2001, it became apparent that a significant investment in the Company would be necessary for its continued survival and growth. The Board determined that, due to economic and market conditions, the public capital markets would not be available to the Company. The Board also determined that the Company's lenders were not likely to increase significantly the amount of credit available to the Company at a favorable rate. The Board considered the benefits and risks associated with a private placement of convertible notes and warrants, including the benefit of accelerated access to working capital and the market risks associated with the convertible notes. As a result, the Board approved the Private Placements and determined that the Private Placements were in the best interests of the Corporation. Lawrence D. Lenihan, Jr., a member of the Board and Managing Director of Pequot Capital Management, Inc., the general partner of Pequot abstained from voting in connection with the Private Placements.

Interests of Certain Persons

        Pequot purchased for $3.5 million from the Company $3.5 million in principal amount of Notes and Warrants to purchase up to 1,340,996 shares of Common Stock in December 2001 at an initial exercise price of $1.044 per share. As of the Record Date and assuming the approval of the stockholders of this Proposal No. 2, the Notes held by Pequot will convert into 4,650,773 shares of the Company's Common Stock. Lawrence D. Lenihan, Jr., a member of the Board, is Managing Director of Pequot Capital Management, Inc., the general partner of Pequot. Mr. Lenihan disclaims beneficial ownership of the securities held by Pequot except to the extent of his personal pecuniary interest therein.

Use of Proceeds

        The aggregate net proceeds received by the Company from the Private Placements were approximately $13.8 million (after cash fees to the Placement Agent in connection with the March 2002 issuance of Notes and Warrants). The Company intends to use substantially all of such funds principally for sales and marketing, research and development and general corporate purposes.

No Appraisal or Dissenters' Rights

        Under applicable Delaware law, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of Common Stock in connection with the Private Placements.

Vote Required

        Stockholder approval of the issuance of Notes and Warrants in connection with the Private Placements and the issuance of Common Stock underlying the Notes and Warrants requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series A-1 Convertible Preferred Stock who are present (either in person or by proxy) at the Annual Meeting, voting as a single class.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL 3

ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. The Certificate of Designations of the Series A-1 Convertible Preferred Stock provides that the holders of Series A-1 Convertible Preferred Stock shall have the right to elect two persons to the Board of Directors (the "Preferred Stock Directors"), provided Pequot and its affiliates continue to hold at least 17.5% of the Series A-1 Convertible Preferred Stock, or Common Stock issued upon conversion of such Series A-1 Convertible Preferred Stock, issued to it in June 2001. At such time as Pequot holds between 5% and 17.5% of the Series A-1 Convertible Preferred Stock, or Common Stock issued upon conversion of such Series A-1 Convertible Preferred Stock, issued to it in June 2001, the holders of Series A-1 Convertible Preferred Stock will have the right to elect one Preferred Stock Director. At such time as Pequot holds less than 5% of the Series A-1 Convertible Preferred Stock, or Common Stock issued upon conversion of such Series A-1 Convertible Preferred Stock, issued to it in June 2001, the holders of Series A-1 Convertible Preferred Stock will not have the right to elect any Preferred Stock Directors. The Certificate of Designations of the Series A-1 Convertible Preferred Stock provides that the Preferred Stock Directors will be divided among the three classes of existing directors (the "Common Stock Directors") as evenly as practicable. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board is presently composed of six members. There are three Common Stock Directors in the class whose term of office expires in 2002. There are no Preferred Stock Directors in the class whose term of office expires in 2002. The nominees for election to this class as a Common Stock Director are Brent N. Cohen, Alan C. Mendelson and Peter Locke. If elected at the Annual Meeting, each of the nominees will serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        The Common Stock Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. The ages of each person is given as of the Record Date.

Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting

  Brent N. Cohen

        Brent N. Cohen, 43, has served as our President and Chief Executive Officer since February 2000. From October 1998 through January 2000, Mr. Cohen served on the advisory boards and board of directors of Interpacket Networks, X-Sides Corporation and Tag-It Pacific. He held no other employment during this time. From July 1987 through October 1998, Mr. Cohen held senior management positions with Packard Bell NEC (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President-Consumer and International. From January 1980 through December 1982 and from January 1985 through June 1987, Mr. Cohen held various management positions in both the consulting and auditing practice of Arthur Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA from the University of Cape Town in South Africa. He is also a chartered accountant in South Africa.

  Alan C. Mendelson

        Alan C. Mendelson, 54, has been a member of our Board of Directors since February 1999. Mr. Mendelson is a senior partner of Latham & Watkins and has been with the firm since May 2000. He was previously a partner of Cooley Godward LLP from 1973 until May 2000. Mr. Mendelson served as Managing Partner of Cooley Godward's Palo Alto office from May 1990 to March 1995 and from November 1996 to September 1997. He served as Secretary and Acting General Counsel of Amgen, Inc. from April 1990 to April 1991 and as Acting General Counsel of Cadence Design Systems, Inc. from November 1995 to June 1996. Mr. Mendelson is a member of the board of directors of QLT, Inc. and Valentis, Inc. Mr.Mendelson received an A.B. in Political Science from the University of California, Berkeley and a J.D. from Harvard Law School.

  Peter Locke

        Peter Locke, 58, has served as one of the Company's directors since November 1997. From September 1998 to February 1999, Mr. Locke served as the Company's President. Mr. Locke co-founded The Kushner-Locke Company ("Kushner-Locke"), a feature film and television production and distribution company, with Donald Kushner in 1983 and currently serves as its Co-Chairman and Co-Chief Executive Officer. Mr. Locke has served as executive producer on substantially all of Kushner- Locke's programming since its inception and has produced over 1,000 hours of film and television programming. Prior to 1983, Mr. Locke produced several prime-time television programs and independent feature films. Mr. Locke holds a B.A. from Syracuse University.

Vote Required

        The election of the Common Stock Directors requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series A-1 Convertible Preferred Stock who are present (either in person or by proxy) at the Annual Meeting, voting as a single class.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2003 Annual Meeting

  Harry B. Chandler

        Harry B. Chandler, 49, has served as one of the Company's directors since April 1999. Mr. Chandler has served as the Executive Vice President of Overture, Inc. (formerly Goto.com), a Pasadena company, since March 1999. From April 1994 until March 1999, Mr. Chandler served as Director of New Business Development at the Los Angeles Times, where he was responsible for investments, acquisitions and operations of much of its Internet activities. From 1991 to 1994, Mr. Chandler served as founder and President of Dream City Films. Mr. Chandler holds a B.A. from Stanford University and attended UCLA Graduate School of Film/TV and Anderson School of Business.

  Lawrence D. Lenihan, Jr.

        Lawrence D. Lenihan, Jr., 37, has been a member of our Board of Directors since September 2000. Mr. Lenihan is a Managing Director of Pequot Capital Management, Inc. and co-head of the Pequot Venture Group. Along with Jerry Poch, Mr. Lenihan is responsible for the growth and strategic direction of the venture capital team. Mr. Lenihan joined the Pequot Family of Funds in 1996 from Broadview Associates, L.L.C. where he was a principal. Prior to joining Broadview, Mr. Lenihan held various positions within IBM from July 1987 to June 1993. Mr. Lenihan graduated from Duke University with a B.S. in Electrical Engineering and earned his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Director Continuing in Office Until the 2004 Annual Meeting

  Thomas W. Patterson

        Thomas W. Patterson, 42, joined our Board of Directors in April 2001. Mr. Patterson has been selected to become the Partner in Charge of Security Services for Deloitte & Touche ("D&T") for Europe, the Middle East, and Africa. Mr. Patterson is based in Germany and has active responsibility for D&T Security Services in 29 countries. From 1999 until this year, Mr. Patterson led the eCommerce transactions practice at KPMG Consulting, Inc. In 1998 prior to joining KPMG in 1999, Mr. Patterson managed the Certificate Authority outsource company TradeWave and from 1996-1998, Mr. Patterson was Chief Strategist for electronic commerce at IBM. Mr. Patterson has served on a number of other companies' board of directors and has been an advisor to the White House, United States Congress, and the Departments of Defense, Treasury, Energy and Commerce.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001, the Board held nine regular meetings and four special meetings. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; outlines to the Board improvements made, or to be made, in internal accounting controls; and consults with the independent auditors and discusses with management the scope and quality of internal accounting and financial reporting controls in effect. The Audit Committee is composed of three non- employee directors: Messrs. Patterson, Chandler, and Mendelson. The Audit Committee met four times during the fiscal year ended December 31, 2001, and it did not act by unanimous written consent during the fiscal year ended December 31, 2001.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Lenihan and Locke. The Compensation Committee met once during the fiscal year ended December 31, 2001, and it did not act by unanimous written consent during the fiscal year ended December 31, 2001.

        During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 4

APPROVAL OF THE AMENDMENT TO THE AMENDED
AND RESTATED 1998 STOCK INCENTIVE PLAN

        In July 1998, the Board adopted, and the stockholders subsequently approved, the Company's 1998 Stock Incentive Plan ("1998 Plan"). In February 1999, the Board amended and restated the 1998 Plan, and the stockholders subsequently approved such amendment and restatement.

        In January 2000, the Board amended and restated the 1998 Plan, which amendment and restatement was subsequently approved by the stockholders, to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan from a total of 2,600,650 shares to a total of 5,500,650 shares.

        In September 2000, in connection with an investment by Pequot Private Equity Fund II, L.P., the Board amended the 1998 Plan, which amendment was subsequently approved by the stockholders, to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan from a total of 5,500,650 shares to a total of 12,000,650 shares.

        In December 2001, the Board amended the 1998 Plan, subject to approval of the stockholders, to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan from a total of 12,000,650 shares to a total of 22,000,650 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

        As of December 31, 2001, 7,116,713 shares of Common Stock (plus any shares that might in the future be returned to the 1998 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1998 Plan. As of December 31, 2001, awards (net of canceled or expired awards) covering an aggregate of 14,883,287 shares of the Company's Common Stock had been granted under the 1998 Plan, which includes awards subject to stockholder approval of this Proposal to increase the number of shares reserved for issuance under the 1998 Plan.

        Stockholders are requested in this Proposal 4 to approve the amendment to the 1998 Plan, as amended. The affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series A-1 Convertible Preferred Stock who are present (either in person or by proxy) at the Annual Meeting, voting as a single class will be required to approve the amendment to the 1998 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

DESCRIPTION OF AMENDED AND RESTATED
1998 STOCK INCENTIVE PLAN

        The essential features of the 1998 Plan are outlined below:

General

        The 1998 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock awards (collectively "awards"). Incentive stock options granted under the 1998 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1998 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 1998 Plan may be concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan. A complete copy of the 1998 Plan, as amended, is attached hereto as Exhibit B.

Purpose

        The Board adopted the 1998 Plan to provide a means by which employees, directors and consultants of the Company and its subsidiaries may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. All of the approximately 209 employees of the Company and its subsidiaries are eligible to participate in the 1998 Plan.

Administration

        The Board administers the 1998 Plan. Subject to the provisions of the 1998 Plan, the Board has the power to construe and interpret the 1998 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has delegated administration of the 1998 Plan to the Compensation Committee of the Board. As used herein with respect to the 1998 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 1998 Plan provides that, in the Board's discretion, the committee may consist solely of "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or a subsidiary receiving compensation for past services (other than benefits under a tax-qualified pension 1998 Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

        Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the 1998 Plan only to employees (including officers and employee directors) of the Company and its subsidiaries. Employees (including officers and employee directors), directors, and consultants of both the Company and its subsidiaries are eligible to receive all other types of awards under the 1998 Plan. The approximate number of individuals eligible to participate in the 1998 Plan is 120.

        No incentive stock option may be granted under the 1998 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1998 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

        No person may be granted options and stock appreciation rights under the 1998 Plan exercisable for more than 4,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation"), subject to adjustment as set forth in Section 7.2 of the 1998 Plan.

Stock Subject to the 1998 Plan

        Subject to this Proposal, an aggregate of 22,000,650 shares of Common Stock is reserved for issuance under the 1998 Plan. If awards granted under the 1998 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards will again become available for issuance under the 1998 Plan. If the Company reacquires unvested stock issued under the 1998 Plan, the reacquired stock will again become available for reissuance under the 1998 Plan for awards other than incentive stock options.

Terms of Options

        The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of options granted under the 1998 Plan is determined by the Board, but, in the case of incentive stock options, may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility"

above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of the Record Date, the closing price of the Company's Common Stock as reported on The Nasdaq National Market System was $0.931 per share.

        The exercise price of options granted under the 1998 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement.

        Repricing.    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option will be deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

        Option Exercise.    Options granted under the 1998 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1998 Plan typically vest at the rate of one-fourth on each of the four anniversaries of the date of grant during the participant's employment by, or service as a director or consultant to, the Company or a subsidiary. Shares covered by options granted in the future under the 1998 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

        Term.    The maximum term of options under the 1998 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1998 Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within 12 months after termination of service due to disability, it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) such termination is due to the participant's retirement and the option is a nonstatutory option, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (iv) the participant is discharged for cause, in which case the option shall terminate immediately upon such discharge.

Terms of Stock Bonuses and Restricted Stock Awards

        Payment.    The Board determines the purchase price under a restricted stock award agreement. The Board may award stock bonuses in consideration of past services without a purchase payment.

        The purchase price of stock acquired pursuant to a restricted stock award agreement under the 1998 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock sold or awarded under the 1998 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1998 Plan.

        Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may not be transferred other than by will or the laws of descent or distribution except that shares underlying the awards may be transferred if all applicable restrictions have lapsed.

Stock Appreciation Rights

        The 1998 Plan authorizes two types of stock appreciation rights.

        Concurrent Stock Appreciation Rights.    Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

        Independent Stock Appreciation Rights.    Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

        The participant may not transfer an award otherwise than by will or by the laws of descent and distribution, except that shares underlying the awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the participant, the award may be exercised only by the participant or the participant's personal representative in the event of the participant's disability or incompetence.

Adjustment Provisions

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the 1998 Plan and outstanding awards. In such event, the 1998 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1998 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

        The 1998 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the 1998 Plan or substitute similar awards for those outstanding under the 1998 Plan. If any surviving corporation declines to assume awards outstanding under the 1998 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated in full. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

        The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1998 Plan will terminate on June 1, 2008.

        The Board may also amend the 1998 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1998 Plan to satisfy Section 422 of the Code, if applicable or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 1998 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Incentive Stock Options.    Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock awards and stock bonuses granted under the 1998 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

New Plan Benefits

        The following table presents certain information with respect to options granted under the 1998 Plan as of the Record Date, subject to the stockholders' approval of Proposal 4 to amend the Amended and Restated 1998 Stock Incentive Plan to increase the total number of shares reserved for issuance, to (i) (a) the Company's Chief Executive Officer during the fiscal year ending December 31, 2001, and (b) its other four most highly compensated executive officers at December 31, 2001 (together with the Chief Executive Officer, the "Named Executive Officers"); (ii) all executive officers as a group; (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

Amended and Restated 1998 Stock Incentive Plan

Name and Position	Dollar Value(1)	Number of Shares Underlying Options Granted
Brent N. Cohen, Chief Executive Officer and Chairman of the Board	$3,199,600	4,940,000
Karol Pollock, General Counsel and Secretary	$125,000	250,000
David Wachtel, Chief Technical Officer	$653,000	850,000
Jake Mendelsohn, Chief Information Officer	$653,000	850,000
Mal Ransom, EVP Corporate Sales	$175,000	350,000
All Executive Officers as a Group	$6,685,000	9,710,000
All Non-Executive Officer Employees as a Group	$446,500	550,000
All Non-Employee Directors as a Group	$123,250	225,000

(1)
Exercise price multiplied by the number of shares underlying the option(s).

DESCRIPTION OF EQUITY COMPENSATION PLAN NOT APPROVED BY STOCKHOLDERS

        In May 2000, the Board approved the 2000 Stock Incentive Plan (the "2000 Plan"). The Board initially authorized for issuance pursuant to the 2000 Plan 2,000,000 shares of Common Stock. In September 2000, in connection with the investment by Pequot, the Board amended the 2000 Plan, to increase the number of shares of Common Stock authorized for issuance under the 2000 Plan from a total of 2,000,000 shares to a total of 3,000,000 shares. In December 2001, the Board amended the 2000 Plan to increase the number of shares of Common Stock authorized for issuance under the 2000 Plan from a total of 3,000,000 shares to a total of 4,000,000 shares. The Board adopted these amendments in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

        As of December 31, 2001, 2,331,656 shares of Common Stock (plus any shares that might in the future be returned to the 2000 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2000 Plan. As of December 31, 2001, awards (net of canceled or expired awards) covering an aggregate of 1,668,344 shares of the Company's Common Stock had been granted under the 2000 Plan.

        The essential features of the 2000 Plan are outlined below:

General

        The 2000 Plan provides for the grant of stock options that do not qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock appreciation rights, stock bonuses and restricted stock awards (collectively "awards"). Stock options granted under the 2000 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 2000 Plan may be concurrent rights or independent rights. To date, the Company has granted only stock options under the Plan.

Purpose

        The Board adopted the 2000 Plan to provide a means by which employees, directors and other persons who provide valuable services to the Company (collectively, "consultants") and its subsidiaries may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. All of the approximately 200 employees (other than executive officers of the Company employed at the time the 2000 Plan was adopted) of the Company and its subsidiaries are eligible to participate in the 2000 Plan.

Administration

        The Board administers the 2000 Plan. Subject to the provisions of the 2000 Plan, the Board has the power to construe and interpret the 2000 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has delegated administration of the 2000 Plan to the Compensation Committee of the Board. As used herein with respect to the 2000 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 2000 Plan provides that, in the Board's discretion, the committee may consist solely of "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or a subsidiary receiving compensation for past services (other than benefits under a tax-qualified pension 2000 Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

        Stock options and stock appreciation rights appurtenant thereto may be granted under the 2000 Plan only to employees (other than executive officers of the Company employed at the time the 2000 Plan was adopted) and directors of the Company and its subsidiaries and to consultants. Employees (including officers and employee directors), directors, and consultants of both the Company and its subsidiaries are eligible to receive all other types of awards under the 2000 Plan.

        No person may be granted options and stock appreciation rights under the 2000 Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year.

Stock Subject to the 2000 Plan

        Subject to this Proposal, an aggregate of 4,000,000 shares of Common Stock is reserved for issuance under the 2000 Plan. If awards granted under the 2000 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards will again become available for issuance under the 2000 Plan. If the Company reacquires unvested stock issued under the 2000 Plan, the reacquired stock will again become available for reissuance under the 2000 Plan for awards other than incentive stock options.

Terms of Options

        The following is a description of the permissible terms of options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of options granted under the 2000 Plan is determined by the Board. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of June 17, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $0.84 per share.

        The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement.

        Repricing.    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option will be deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

        Option Exercise.    Options granted under the 2000 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 2000 Plan typically vest at the rate of one-fourth on each of the four anniversaries of the date of grant during the participant's employment by, or service as a director or consultant to, the Company or a subsidiary (collectively, "service"). Shares covered by options granted in the future under the 2000 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

        Term.    The maximum term of options under the 2000 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 2000 Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within 12 months after termination of service due to disability, it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) such termination is due to the participant's retirement and the option is a nonstatutory option, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (iv) the participant is discharged for cause, in which case the option shall terminate immediately upon such discharge.

Terms of Stock Bonuses and Restricted Stock Awards

        Payment.    The Board determines the purchase price under a restricted stock award agreement. The Board may award stock bonuses in consideration of past services without a purchase payment.

        The purchase price of stock acquired pursuant to a restricted stock award agreement under the 2000 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock sold or awarded under the 2000 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2000 Plan.

        Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may not be transferred other than by will or the laws of descent or distribution except that shares underlying the awards may be transferred if all applicable restrictions have lapsed.

Stock Appreciation Rights

        The 2000 Plan authorizes two types of stock appreciation rights.

        Concurrent Stock Appreciation Rights.    Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

        Independent Stock Appreciation Rights.    Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

        The participant may not transfer an award otherwise than by will or by the laws of descent and distribution, except that shares underlying the awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the participant, the award may be exercised only by the participant or the participant's personal representative in the event of the participant's disability or incompetence.

Adjustment Provisions

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the 2000 Plan and outstanding awards. In that event, the 2000 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2000 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

        The 2000 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the 2000 Plan or substitute similar awards for those outstanding under the 2000 Plan. If any surviving corporation declines to assume awards outstanding under the 2000 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated in full. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

        The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2000 Plan will terminate on June 1, 2008.

        The Board may also amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2000 Plan to satisfy Section 422 of the Code, if applicable or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 2000 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Nonstatutory Stock Options, Restricted Stock Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock awards and stock bonuses granted under the 2000 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the

Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

OTHER REQUIRED INFORMATION

        The following table sets forth certain required information relating to the shares of Common Stock issuable on an aggregated basis under the 1998 Plan, the 2000 Plan and our 1999 Non-Employee Directors Stock Option Plan, as amended (the "Directors Plan").

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	16,242,559	$1.82	5,758,091
Equity compensation plans not approved by security holders(2)	1,668,344	$1.00	2,331,656

Total	17,920,903	$1.74	8,089,747

(1)
Consists of shares of Common Stock issued and reserved for issuance pursuant to the 1998 Plan and the Directors Plan.

(2)
Consists of shares of Common Stock issued and reserved for issuance pursuant to the 2000 Plan.

DESCRIPTION OF SECURITIES

        The Company's certificate of incorporation authorizes the issuance of 151,000,000 shares of capital stock, of which 150,000,000 shares are designated as Common Stock, par value $.001 per share, and 1,000,000 shares are designated as Preferred Stock, 350,000 of which have been designated as Series A-1 Convertible Preferred Stock. As of December 31, 2001, 26,540,482 shares of Common Stock (net of treasury shares) were issued and outstanding and 203,113 shares of Series A-1 Convertible Preferred Stock were issued and outstanding (without including pay-in-kind dividends with respect to the Series A-1 Convertible Preferred Stock.

Common Stock

        Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Common Stock are entitled to receive ratably dividends as may be declared by our Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. The Company's Common Stock carries no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to it.

Preferred Stock

        The Company's Board, without the approval of the holders of the Common Stock, is authorized to designate for issuance up to 1,000,000 shares of preferred stock, in any series and with any rights, privileges and preferences as our Board may from time to time determine. As of the Record Date, 350,000 of these shares have been designated as Series A-1 Convertible Preferred Stock, 203,113 of which are issued and outstanding. Warrants to purchase an additional 8,750 shares of Series A-1 Convertible Preferred Stock are also outstanding.

Series A-1 Convertible Preferred Stock

        Dividends.    From the date of original issuance of the Series A-1 Convertible Preferred Stock through September 7, 2003, the holders of such preferred stock, in preference to the holders of shares of any class or series of capital stock of the Company with respect to dividends, shall be entitled to receive, when, as and if declared by the Board, non-cumulative cash dividends at an annual rate of 6%. After September 7, 2003, the holders of Series A-1 Convertible Preferred Stock shall receive cumulative dividends at an annual rate of 6%, which dividends shall be paid quarterly in the form of additional shares of Series A-1 Convertible Preferred Stock or cash at the Company's election. In addition, in the event any dividends are declared with respect to our Common Stock, the holders of Series A-1 Convertible Preferred Stock shall be entitled to receive as additional dividends an amount equal to the amount of dividends that each such holder would have received had the Series A-1 Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the Record Date of such dividend.

        Liquidation Preference.    In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A-1 Preferred Stock shall be entitled to receive out of the assets of the Company an amount in cash or stock at the Company's discretion equal to $100 per share of Series A-1 Convertible Preferred Stock plus an amount equal to all declared and unpaid and any accrued and unpaid dividends through the date of the distribution before any payment is made or assets distributed to the holders of any class or series of the Common Stock of the Company or any other class or series of the Company's capital stock ranking junior to the Series A-1 Convertible Preferred Stock with respect to liquidation. After the above-referenced liquidation preference is paid, the holders of the Common Stock and the Series A-1 Convertible Preferred Stock, on an as converted basis, will participate ratably in the remaining assets available for distribution to the stockholders. The acquisition of the Company resulting in a transfer of more than 50% of the outstanding voting power of the Company or the sale of all or substantially all of the assets of the Company shall be treated as a liquidation of the Company unless the holders of a majority-in-interest of the Series A-1 Convertible Preferred Stock shall agree not to treat such event as a liquidation; provided, that the Company may unilaterally and without action of any holder of the Series A-1 Convertible Preferred Stock elect to pay this amount in shares of our Common Stock.

        Optional Redemption.    At any time after September 7, 2005, the Company may, upon 60 days written notice to the holders of the Series A-1 Convertible Preferred Stock, redeem all, but not less than all, of the then issued and outstanding shares of Series A-1 Convertible Preferred Stock for an amount equal to $103.00 per share of Series A-1 Convertible Preferred Stock, plus the amount of any accrued and unpaid dividends thereon.

        Voting Rights.    The holders of Series A-1 Convertible Preferred Stock shall be entitled to vote together with the holders of Common Stock on all matters submitted for a vote of the stockholders of the Company, including the election of directors. The holders of Series A-1 Convertible Preferred Stock shall also have the right, voting separately as a single class, to elect up to 2 members of the Board of Directors of the Company (the "Series A-1 Directors"). If there shall occur certain material events with respect to the Company, including, among other events, the Company's failure to timely declare or pay the required dividends on the Series A-1 Convertible Preferred Stock, or any obligation of the Company, whether as principal, guarantor, surety or other obligor for the payment of indebtedness or borrowed money in excess of $5,000,000 becoming or being declared due and payable prior to the express maturity thereof and not being paid when due or within any grace period and such default remaining uncured for 15 days, the holders of the Series A-1 Convertible Preferred Stock shall have the right, voting as a separate class, to elect a sufficient number of additional directors of the Company such that the Series A-1 Directors constitute a majority of our Board of Directors. This right shall terminate upon the curing of the event that gave rise to it.

        Preemptive Rights.    In the event that the Company proposes to issue any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in any transaction (other than certain specified exceptions) each holder of Series A-1 Convertible Preferred Stock shall have the right to purchase its pro rata amount of such shares (computed on an as-converted and fully diluted basis.

        Conversion.    The Series A-1 Convertible Preferred Stock is convertible at any time after the effectiveness of an increase in the authorized number of shares of Common Stock of the Company sufficient to allow the conversion of the Series A-1 Convertible Preferred Stock into Common Stock. The conversion price per share of the Series A-1 Convertible Preferred Stock shall be $0.48237, subject to adjustment under certain circumstances. The Series A-1 Convertible Preferred Stock will automatically convert to a Common Stock upon the earlier of (1) the daily price of Common Stock exceeding $3.00 for ten consecutive days during a 25 day period after September 7, 2001 or (2) a firmly written public offering of our Common Stock for gross proceeds of at least $25 million.

        Special Approval Rights.    As long as Pequot and/or its affiliates, in the aggregate, hold more than 25% of the Series A-1 Convertible Preferred Stock, the Company will not take certain actions without the consent of the Board of Directors and the consent of the Series A-1 Directors.

8% Convertible Promissory Notes

        As of the Record Date, there was outstanding a $3.5 million aggregate principal amount 8% Convertible Promissory Note due December 20, 2002 (the "December Note"), $4.6 million in principal amount 8% Convertible Promissory Notes due January 17, 2003 (the "January Notes") and $6.1 million in principal amount 8% Convertible Promissory Notes due December 20, 2002 (the "March Notes" and, together with the December Note and the January Notes, the "Notes"), each issued in a private placement exempt from the registration requirements of the Securities Act of 1933. Upon approval of Proposal No. 2 contained in this Proxy Statement (the "Conversion Date"), the Notes will automatically convert into shares of our Common Stock subject to certain exceptions and conditions. Upon such conversion, the holders of Notes shall receive the number of shares of Common Stock calculated by dividing the amount of principal and accrued but unpaid interest due under each of the notes by the lower of (i) $0.783, in the case of the December Note and the January Notes, and $0.85, in the case of the March Notes and (ii) the 10-day average closing bid price for our Common Stock on the Nasdaq National Market prior to the Conversion Date.

Common Stock Warrants and Options

        Warrants Issued in Connection with the Sale of Notes.    In connection with the issuance of the 8% Convertible Promissory Notes, the Company issued five year warrants to purchase an aggregate of 5,043,791 shares of Common Stock (the "Warrants"). Each of the Warrants has an initial exercise price of $1.044 per share (the "Warrant Exercise Price"), and may be exercised by the holders, in whole or in part, at any time after the earlier of the date we receive either approval from our stockholders of the financing transactions contemplated in the private placements or approval of The Nasdaq National Market. If the number of shares of outstanding Common Stock changes after the private placement by reason of stock dividends, distributions payable in Common Stock, stock splits, reverse stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations or the like, the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of each warrant in effect immediately prior to the deemed issuance will, concurrently with the effectiveness of the deemed issuance, be proportionately decreased or increased, as appropriate. The holders of the Warrants are not entitled to any voting rights or any other rights as a stockholder until the Warrant is duly exercised into shares of Common Stock.

        If we declare or pay a dividend or other distribution to holders of Common Stock payable in securities other than Common Stock, the holders of the warrants will receive upon exercise, in addition to the entitled number of shares of Common Stock, the amount of securities they would have received had they exercised prior to the dividend or distribution.

        Warrants from Other Private Placements.    As of December 31, 2001, in addition to the Warrants, there were warrants outstanding to purchase a total of 2,342,221 shares of Common Stock. Generally, each warrant contains provisions for the adjustment of its exercise price and the number of shares issuable upon its exercise upon the occurrence of any stock dividend, stock split, reorganization, reclassification or consolidation. Some of these warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of Common Stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Some of the holders of these warrants are party to registration rights agreements with the Company which requires the Company, under certain circumstances, to register the resale of the shares of Common Stock underlying the warrants under the Securities Act.

        Options.    As of December 31, 2001, there were options issued under the Company's stock option plans outstanding to purchase an aggregate of approximately 17,011,903 shares of Common Stock at initial exercise prices ranging from $0.28 to $11.13.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of the Record Date:

    •
    each stockholder who is known by us to own beneficially more than 5% of Company's Common Stock;

    •
    each of our Named Executive Officers;

    •
    each of our directors; and

    •
    all of our directors and executive officers as a group.

        Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Company's Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 26,862,110 shares of Common Stock outstanding as of the Record Date, together with options that are currently exercisable or exercisable within 60 days of the Record Date. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of the Record Date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

	Beneficially Owned (Including Shares Pursuant to Within 60 days of April 15, 2002)
	Shares Exercisable	Issuable Options
Name of Beneficial Owner
	Number	Percent
Series A-1 Convertible Preferred Stock
Pequot Capital Management, Inc.(1) 500 Nyala Farm Road Westport, CT 06880	203,113	100%
Lawrence D. Lenihan(1)	203,113	100%
Common Stock
Pequot Capital Management, Inc.(2) 500 Nyala Farm Road Westport, CT. 06880	52,507,577	69.2%
The Kushner-Locke Company 11601 Wilshire Boulevard, 21st Floor Los Angeles, California 90025	6,108,080	18.5%
Irwin R. Pearlstein (3)	4,519,250	16.8%
David Pearlstein (4)	2,176,833	8.1%
Cheryl Pearlstein-Enos (4)	2,176,833	8.1%
Gruber & McBaine Capital Management (11)	2,158,366	7.4%
MicroCapital Fund (14)	1,529,413	5.4%
Hoffman Capital Partners LLC (12)	5,352,941	16.6%
Infospace Inc. (13)	1,750,000	6.1%
Brent N. Cohen(5)	2,992,000	10.0%
David Wachtel(6)	608,500	2.2%
Jake Mendelsohn(7)	617,500	2.2%
Karol Pollock(7)	349,833	1.3%
Mal Ransom(8)	112,167	*
Richard R. Heitzmann(7)	250,000	0.1%
Lawrence D. Lenihan, Jr.(2)	52,540,909	69.2%
Peter Locke(9)	6,191,973	18.5%
Harry B. Chandler(7)	83,893	*
Alan C. Mendelson(10)	98,893	*
Thomas Patterson(7)	43,038	*
All executive officers and directors as a group (12 persons)	63,888,706	73.3%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Consists of 203,113 shares of Series A-1 Convertible Preferred Stock held of record by Pequot Private Equity Fund II, L.P. Pequot Capital Management, Inc. holds voting and dispositive power over the shares held by Pequot Private Equity Fund II, L.P. Lawrence D. Lenihan Jr. is a Managing Director of Pequot Capital Management, Inc. and may be deemed to beneficially own the securities held by Pequot Private Equity Fund II, L.P., including the shares offered hereby. Mr. Lenihan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(2)
Consists of 3,500,000 shares of Common Stock; 42,107,303 shares of Common Stock issuable upon conversion of shares of Series A-1 Convertible Preferred Stock; an estimated 4,469,987 shares of Common Stock issuable upon conversion of $3,500,000 in aggregate principal amount of 8% Convertible Promissory Notes; 2,377,544 shares of Common Stock issuable upon exercise of outstanding warrants; and options to purchase 52,743 shares of Common Stock which are exercisable within 60 days of the Record Date held by Pequot Private Equity Fund II, L.P. Pequot Capital Management, Inc. holds voting and dispositive power over the shares held by Pequot Private Equity Fund II, L.P. Lawrence D. Lenihan Jr. is a Managing Director of Pequot Capital Management, Inc. and may be deemed to beneficially own the securities held by Pequot Private Equity Fund II, L.P., including the shares offered hereby. Mr. Lenihan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)
Consists of 4,488,000 shares of Common Stock and options to purchase 31,250 shares of Common Stock which are exercisable within 60 days of April 15, 2002

(4)
Consists of 2,156,000 shares of Common Stock and options to purchase 20,833 shares of Common Stock which are exercisable within 60 days of the Record Date.

(5)
Consists of 20,000 shares of Common Stock and options to purchase 2,972,000 shares of Common Stock which are exercisable within 60 days of the Record Date.

(6)
Consists of 1,000 shares of Common Stock and options to purchase 607,500 shares of Common Stock which are exercisable within 60 days of the Record Date.

(7)
Consists solely of options to purchase Common Stock exercisable within 60 days of April 15, 2002.

(8)
Consists of 8,000 shares of Common Stock and options to purchase 104,167 shares of Common Stock which are exercisable within 60 days of the Record Date.

(9)
Consists of 6,108,080 shares of Common Stock held by The Kushner-Locke Company and options to purchase 83,893 held by Mr. Locke which are exercisable within 60 days of the Record Date.

(10)
Consists of 15,000 shares of Common Stock and options to purchase 83,893 shares of Common Stock which are exercisable within 60 days of the Record Date.

(11)
Represents an estimated 1,660,281 shares of Common Stock issuable upon conversion of $1,300,000 in principal amount of 8% convertible promissory notes and 498,082 shares issuable upon exercise of outstanding warrants.

(12)
Represents an estimated 4,117,647 shares of Common Stock issuable upon conversion of $3,500,000 in principal amount of 8% convertible promissory notes and 1,235,294 shares issuable upon exercise of outstanding warrants.

(13)
Represents 1,750,000 shares issuable upon exercise of an outstanding warrant.

(14)
Represents an estimated 1,176,471 shares of Common Stock issuable upon conversion of $1,000,000 in principal amount of 8% convertible promissory notes and 352,942 shares issuable upon exercise of outstanding warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

        Option grants under the Directors' Plan are non-discretionary. Each new non-employee director who is elected or appointed for the first time will automatically be granted an option to purchase 35,364 shares of Common Stock of the Company ("Initial Grants") On the day prior to each annual meeting of stockholders of the Company, each member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 25,000 shares of Common Stock of the Company; provided, however, that if the person has not been serving as a non-employee director for the entire period since the preceding annual meeting of stockholders, then the number of shares of Common Stock subject to the option shall be reduced pro-rata for each full quarter prior to the date of grant during which the person did not serve as a non- employee director ("Annual Grants"). No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan have a term of ten years and vest as follows: Initial Grants vest as to 1/3rd of the shares on each anniversary of the date of grant; and Annual Grants vest as to 1/12th of the shares each month for 12 months after the date of grant. In the event the services of a holder of an option under the Director's Plan are terminated, the holder may exercise his or her options that have vested as of the termination date only within the period of time ending on the earlier of (1) the date 12 months (18 months if the termination is as a result of the option holder's death) following the termination of the holder's services or (2) the expiration of the term of the option as set forth in the option agreement. All options granted under the Directors' Plan are non-transferable.

        In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, all outstanding options under the Directors' Plan shall be assumed by the surviving entity or the surviving entity shall substitute similar options for the outstanding options. If the surviving entity determines not to assume the outstanding options or substitute similar options therefor, then with respect to persons whose services with the Company has not terminated prior to such change-in-control transaction, the vesting of the options shall accelerate and the options terminated if not exercised prior to such transaction.

        During the last fiscal year, the Company granted options covering 25,000 shares to each non-employee director of the Company, at an exercise price per share of $2.01. The fair market value of such Common Stock on the date of each grant was equal to the exercise price per share. As of April 26, 2002 no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by: (i) the Company's Chief Executive Officer during the fiscal year ending December 31, 2001, and (ii) its other four most highly compensated executive officers at December 31, 2001:

Summary Compensation Table

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position	Year	Salary		Securities Underlying Options
Brent N. Cohen, President, Chief Executive Officer and Chairman of the Board	2001 2000	$400,021 359,846	(1)	4,940,000 2,980,000	(2)
Karol Pollock, General Counsel and Secretary	2001 2000 1999	$209,735 167,019 34,375		250,000 198,500 50,000
David Wachtel Chief Technical Officer(3)	2001 2000 1999	$250,021 152,500 —		850,000 675,000 —
Jake Mendelsohn(4) Chief Information Officer	2001 2000	$250,032 158,653		850,000 675,000
Mal Ransom(5) EVP Corporate Sales	2001	$225,057		350,000

(1)
Mr. Cohen became President and Chief Executive Officer of the Company on February 4, 2000. Mr. Cohen's annual salary is $400,000. See "Employment Agreements."

(2)
This includes 1,600,000 options awarded to Mr. Cohen pursuant to his employment agreement and 1,200,000 options granted in lieu of payment of cash bonus requirement of Mr. Cohen's employment agreement.

(3)
Mr. Wachtel joined the Company effective May 1, 2000. Mr. Wachtel's annual salary is $250,000.

(4)
Mr. Mendelsohn joined the Company effective May 1, 2000. Mr. Mendelsohn's annual salary is $250,000.

(5)
Mr. Ransom resigned his position with the Company effective December 31, 2001.

Stock Option Grants And Exercises

        The Company grants options to its executive officers under its Amended and Restated 1998 Stock Incentive Plan, as amended. Subject to the stockholders' approval of Proposal 4 to amend the 1998 Plan to increase the total number of shares reserved for issuance, as of the Record Date, options to purchase a total of 14,883,287 shares were outstanding under the 1998 Plan and options to purchase 7,116,713 shares remained available for grant thereunder.

        The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
		% of Total Options Granted to Employees in 2001(1)
	Number of Securities Underlying Options Granted
				Exercise Price Per Share(3)		Expiration Date
							5%		10%
Brent Cohen	320,000 1,920,000 2,700,000	2.8 16.8 23.7	% % %	$ $ $	0.50 0.88 0.50	3/12/2011 12/18/2011 3/12/2011	$ $	100,622 1,062,580 848,996	$ $ $	254,999 2,692,787 2,151,552
David Wachtel	250,000 600,000	2.2 5.3	% %	$ $	0.50 0.88	3/12/2011 12/18/2011	$ $	78,611 332,056	$ $	199,218 841,496
Jake Mendelsohn	250,000 600,000	2.2 5.3	% %	$ $	0.50 0.88	3/12/2011 12/18/2011	$ $	78,611 332,056	$ $	199,218 841,496
Mal Ransom(4)	350,000	3.1%			$0.50	3/12/2011		$110,055		$278,905
Karol Pollock	250,000	2.2%			$0.50	3/12/2011		$78,611		$199,218

(1)
Based on options to purchase an aggregate of 11,408,600 shares of Common Stock granted to employees of the Company pursuant to the 1998 Amended and Restated Stock Incentive Plan and the 2000 Stock Incentive Plan during the fiscal year ending December 31, 2001, including the Named Executive Officers.
(2)
In order to comply with the rules of the Securities and Exchange Commission, the gains or "option spreads" that would exist for the respective options the Company has granted to the Named Executive Officers are included. The Company calculates these gains based upon the strike price per share of the option appreciating at 5% and 10% compounded annually from the date of the option grant until the termination date of the option. These gains do not represent the Company's estimate or projection of the future Common Stock price.
(3)
The exercise price was equal to the fair market value of the Company's Common Stock on the date of grant.
(4)
Mr. Ransom's options granted in fiscal year 2001 did not vest prior to his resignation on December 31, 2001 and, therefore, were forfeited.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities Underlying Options December 31, 2001		Value of In-the-Money Options at December 31, 2001
	Exercisable	Unexercisable	Exercisable	Unexercisable
Brent Cohen	2,274,334	5,645,666	$348,600	$996,600
David Wachtel	528,333	996,667	$58,800	$70,200
Jake Mendelsohn	538,333	986,667	$63,000	$66,000
Mal Ransom	104,167	—	$11,458	$—
Karol Pollock	313,889	184,611	$75,600	$29,400

EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS

        Brent N. Cohen entered into an at-will employment agreement with the Company effective February 2000 for the position of President and Chief Executive Officer, providing for, among other things, annual base compensation of $400,000, and stock options to purchase 1,600,000 shares of Common Stock at $8 3/8 per share, which options vest as follows: 160,000 shares on the date of grant; 160,000 shares six months after the date of grant; 680,000 in equal monthly installments for the next 30 months thereafter; an additional 300,000 shares will vest 3 years after the date of grant or when the closing price of the Company's stock equals or exceeds $15.00 per share for 20 consecutive days, whichever is earlier; and the final 300,000 shares will vest 3 years after the date of grant or when the closing price of the Company's stock equals or exceeds $25.00 per share for 20 consecutive days, whichever is earlier. In addition, Mr. Cohen's agreement provides that in the event of a change in control of the Company, any unvested shares subject to the option will vest immediately. In addition, the agreement provides that in the event of termination without cause during the first 12 months of employment, the Company shall pay 12 months of base salary as severance, a pro-rata share of any bonus due, and an additional 300,000 of unvested option shares shall immediately vest beyond that number of shares that have vested, or would have vested absent termination, as of February 2, 2001. In the event of termination without cause after the first 12 months of employment, the Company shall pay base salary for the remainder of the term of employment or 12 months, whichever is greater; any bonus for the remainder of the term of employment or 12 months, whichever is greater; and any unvested options shares shall vest immediately. In addition, the agreement provides that Mr. Cohen will be appointed Chairman of the Board on the first anniversary or when the closing price of the Company's stock exceeds $25.00 for 20 consecutive trading days, whichever is earlier.

        David Wachtel entered into an at-will employment agreement with the Company effective May 1, 2000 for the position of Chief Technology Officer, providing for, among other things, annual base compensation of $250,000, and stock options to purchase 300,000 shares of Common Stock at $2.250 per share of which 30,000 shares vested on the date of grant and the remaining 270,000 shares vest in equal monthly installments over the next 36 months. In addition, Mr. Wachtel's agreement provides that in the event of a change in control of the Company, any unvested shares subject to the option will vest immediately. In addition, the agreement provides that in the event of termination without cause, the Company shall pay 12 months of base salary as severance and a pro-rata share of any bonus due.

        Jake Mendelsohn entered into an at-will employment agreement with the Company effective May 1, 2000 for the position of Chief Information Officer, providing for, among other things, annual base compensation of $250,000, and stock options to purchase 300,000 shares of Common Stock at $2.250 per share of which 30,000 shares vested on the date of grant and the remaining 270,000 shares vest in equal monthly installments over the next 36 months. In addition, Mr. Mendelsohn's agreement provides that in the event of a change in control of the Company, any unvested shares subject to the option will vest immediately. In addition, the agreement provides that in the event of termination without cause, the Company shall pay 12 months of base salary as severance and a pro-rata share of any bonus due.

        Richard Heitzmann entered into an at-will employment agreement with the Company effective November 19, 2001 for the position of Senior Vice President, Corporate Development, providing for, among other things, annual base compensation of $200,000 and stock options to purchase 1,500,000 shares of Common Stock, which options vest over four years such that 20% of the options shall vest on the first anniversary of the award date and the remaining shares vest in thirty-six equal monthly installments thereafter. Vesting of these shares may be accelerated upon achievement of certain performance objectives. In addition, the agreement provides that in the event of termination without cause, the Company shall pay three months of base salary as severance.

        Robert Schwartz entered into an at-will employment agreement with the Company effective February 4, 2002 for the position of Executive Vice President and President of Consumer, Small and Medium Enterprise, providing for, among other things, annual base compensation of $210,000 and stock options to purchase 750,000 shares of Common Stock, which options vest over four years such that 25% of the options shall vest on the first anniversary of the award date and the remaining shares vest in thirty-six equal monthly installments thereafter. Vesting of these shares may be accelerated upon achievement of certain performance objectives. In addition, the agreement provides that in the event of termination without cause, the Company shall pay up to six months of base salary as severance.

REPORT OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

        The Compensation Committee of the Board (the "Committee") is composed of two or more non-employee directors. The current members of the Committee are Lawrence D. Lenihan, Jr. and Peter Locke. The Committee is responsible for determining salaries, incentive compensation, and awarding stock options for our employees and officers and establish policies governing our stock programs. The Committee met once during the fiscal year ended December 31, 2001.

Compensation Policy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and award the highest quality officers and key employees. The key elements of this policy are:

  •
  The Company pays competitively with leading providers of Internet based products and services with which the Company competes for talent.

  •
  The Company provides significant equity-based incentives for executives and employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees and to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets.

  •
  The Company awards executives and key employees who contribute to the Company's progress and long-term success.

Base Salary and Long-Term Incentives for Executives

        The compensation policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

        The Company's former CEO, C. Nicholas Keating, and three of the other executive officers were hired in 1999 and prior to the Company's IPO which was completed in June 1999. Each of these officers entered into employment agreements after arms length negotiations with the Committee. Each executive's annual base compensation, stock option grant, vesting and severance provisions under the employment agreements was established by the Committee based on the determination of several factors, including, executive's prior experience, levels of responsibility, competitive pay practices and the necessity to attract qualified executives that could contribute to the Company's progress and long-term success.

        In general, the annual base compensation and stock options awarded to executive officers in 1999 were not determined by the Company's achievement of specific corporate performance criteria but rather a subjective evaluation of the executive's ability to contribute to the Company's success especially as the Company prepared for and completed its initial public offering and planned for the expansion of its operations and infrastructure. In awarding stock options, the Committee considered each executive's prior experience, overall ability to contribute to the Company's long-term success, officer retention, and the total number of stock options to be awarded. In general, payment of bonuses is based on performance and attainment of specific corporate goals. In 1999, no bonuses were awarded to executive officers.

Chief Executive Officer Compensation

        Brent N. Cohen was hired in February 2000 to serve as the Company's new President and Chief Executive Officer. In connection with Mr. Cohen's employment, the Company's Board of Directors negotiated an employment agreement that provides for, among other things, annual base compensation of $400,000 and stock options to purchase 1,600,000 shares of Common Stock at the exercise per share of $8 3/8. The substantial majority of the stock options granted to Mr. Cohen, 1,440,000 shares, are subject to vesting over a period of three years from the date of the grant. Notwithstanding the vesting period, if the Company's Common Stock price equals or exceeds $15 per share for 20 consecutive days, 300,000 shares under the option will be immediately vested. An additional 300,000 shares under the option will be immediately vested if the Company's Common Stock price equals or exceeds $25 per share for 20 consecutive days.

        In negotiating Mr. Cohen's employment agreement and establishing the compensation amounts and stock grants, the Board took into account (i) Mr. Cohen's significant and broad-based experience in the computer and consumer technology industry; (ii) the scope of Mr. Cohen's responsibility and the Board's confidence in Mr. Cohen's ability to manage the expansion and growth of the Company's services and product offerings especially those intended for the corporate and professional markets; (iii) the need to attract a seasoned executive that could manage the Company's operational activities as a public company; and (iv) close alignment of Mr. Cohen's compensation package, stock awards and related vesting to creation of stockholder value and increases in the Company's stock price.

Limitation on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as "performance-based compensation."

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

        N/A

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD*

        The Audit Committee of our Board is composed of three independent directors as required by the listing standards of the Nasdaq. The Audit Committee operates under a written charter adopted by the Board (attached as Exhibit C). The current members of the Audit Committee are Thomas Patterson, Alan C. Mendelson and Harry Chandler.

        Our management has the primary responsibility for the Company's financial statements, as well as its financial reporting process, principles and internal controls. Our independent accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and to issue a report on its audit. The role of the Audit Committee is to monitor and oversee these processes on behalf of the Board. In addition, the Audit Committee recommends to the Board the selection of our independent accountants.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

        In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Submitted on May    , 2002 by the members of the Audit Committee of the Company's Board.

  Thomas Patterson
  Alan C. Mendelson
  Harry Chandler

*
Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act or the Exchange Act, the following report of the Audit Committee of our Board shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under either act.

INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers, LLP audited the Company's financial statements for the fiscal year ending December 31, 2001. Due to the fact that the Company recently employed a new Chief Financial Officer and the fact that PricewaterhouseCoopers, LLP has not yet completed certain functions related to the Company's audit for the fiscal year ending December 31, 2001, the Board has not yet selected the Company's independent auditors for the fiscal year ending December 31, 2002. Representatives of PricewaterhouseCoopers, LLP are not expected to be present at the Annual Meeting.

Fees Paid to Independent Auditor

        The fees paid to PricewaterhouseCoopers LLP, the Company's independent auditor, during the 2001 fiscal year are as follows:

Fees Paid

Audit Fees	$201,177
Financial Information Systems Design and	$—
Implementation Fees(1)	—
All Other Fees	$61,478

Total Fees Paid in 2001(2)	$262,655

        The Audit Committee of our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

(1)
No fees were billed during the year ended December 31, 2001 for professional services for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X.

(2)
Includes $72,804 for the December 31, 2001 audit of PRSI. The Company acquired PRSI on December 28, 2001.

Performance Measurement Comparison(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on            for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Chase H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

CUMULATIVE TOTAL RETURN*
AMONG US SEARCH COM. INC., NASDAQ STOCK MARKET (U.S.)
CHASE H&Q INTERNET 100

	6/25/1999	12/31/99	12/31/00	12/31/01
US SEARCH.COM INC.	100.00	108.11	3.16	13.26
NASDAQ STOCK MARKET (U.S.)	100.00	159.79	96.11	76.26
JP MORGAN H & Q INTERNET	100.00	223.94	86.17	55.44

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

*
$100 invested on June 25, 1999 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Lawrence D. Lenihan, Jr., a member of the Board of Directors of the Company, is Managing Director of Pequot Capital Management, the general partner of Pequot Private Equity Fund II, L.P. ("Pequot") which beneficially holds 68.9% of our outstanding common stock. In February 2001 and March 2001, the Company sold to Pequot an aggregate of $10,150,000 in principal amount of convertible promissory notes (the "7% Notes") for $10 million in cash and the cancellation of $150,000 in other indebtedness. The 7% Notes were convertible into shares of the Company's Series A-1 Convertible Preferred Stock upon the satisfaction of certain conditions. The 7% Notes bore interest at a rate of seven percent (7%) per annum and, if not previously converted into Series A-1 Convertible Preferred Stock, were due and payable on April 1, 2002.

        On June 5, 2001, the Company issued to Pequot (i) 203,113 shares of Series A-1 Convertible Preferred Stock (the "Series A-1 Shares") upon conversion of the 7% Notes and upon exchange of the shares of Series A Convertible Preferred Stock then held by Pequot and (ii) a ten year warrant to purchase an additional 5,000 shares of Series A-1 Convertible Preferred Stock at a price of $100 per share (the "Series A-1 Warrant"). The Series A-1 Convertible Preferred Stock has a stated value of $100 per share and is convertible into Common Stock at a conversion price of $0.48237 per share. As of the Record Date, the Series A-1 Shares held by Pequot and the Series A-1 Warrant was convertible into 43,167,427 shares of common stock.

        On December 20, 2001, the Company sold to Pequot for $3.5 million an 8% Convertible Promissory Notes due December 20, 2002 in the principal amount of $3.5 million (the "December Note") and a five year warrant to purchase up to an aggregate of 1,117,497 shares of Common Stock at an initial exercise price of $1.044 per share (the "December Warrant"). The December Note is convertible into the number of shares of Common Stock calculated by dividing the amount of principal and accrued but unpaid interest due under the December Note by the lower of (i) $0.783 and (ii) 90% of the ten day average closing bid price for the Company's Common Stock on the Nasdaq National Market for the ten business days prior to the conversion date of the December Note. The December Note automatically converts into Common Stock upon receipt of the approval of the Company's stockholders of the issuance of the December Note and the issuance of the shares of Common Stock underlying the December Note. If the December Note has not converted into shares of Common Stock prior to December 20, 2002, the Company must repay the principal and all accrued but unpaid interest. As of the Record Date, the December Note and the December Warrant held by Pequot was convertible into 6,033,489 shares of common stock.

        Irwin R. Pearlstein, David Pearlstein and Cheryl Pearlstein-Enos (collectively, the "Pearlsteins") each own beneficially in excess of 5% of the Common Stock of the Company as of the Record Date. Irwin R. Pearlstein beneficially holds 14.1%, David Pearlstein beneficially holds 7.3% and Cheryl Pearlstein-Enos beneficially holds 7.3% of our common stock as of the Record Date. The Pearlsteins are the former shareholders of Professional Resource Screening, Inc., a California corporation ("PRSI"). In December 2001, the Company acquired PRSI by merging it with and into US SEARCH Screening Services Inc., a wholly-owned subsidiary of the Company ("USSSS") pursuant to an Agreement and Plan of Merger, dated as of December 28, 2001, by and among the Company, USSSS, PRSI and the Pearlsteins (the "Merger Agreement"). The Company subsequently changed the name of US SEARCH Screening Services Inc. to Professional Resource Screening, Inc. In connection with the merger, subject to terms and conditions contained in the Merger Agreement, the Company has paid the following consideration to the Pearlsteins: (i) 8,800,000 shares of our Common Stock (the "Stock Consideration"), and (ii) $400,000 in cash. The Company has also agreed to pay to the Pearlsteins: (a) a total of $180,000 in cash, payable in 6 equal monthly installments of $30,000 beginning on December 28, 2001; (b) a total of $900,000 in cash, payable in 18 equal monthly installments of $50,000 beginning June 28, 2002; (c) an additional $1,520,000 in cash, payable over a period of up to 37 months based upon the cash flow of PRSI; and (d) if PRSI achieves certain revenue and income targets, up to an additional $1,500,000 in cash earnout payments payable over the next three fiscal years. A portion of the Stock Consideration is being held in escrow until December 28, 2003 to secure any indemnification claims made by the Company under the Merger Agreement and certain post-closing adjustments to the consideration set forth above. In connection with the merger, the Company granted the Pearlsteins a security interest in the capital stock of PRSI to secure payment of the consideration payable to them under the Merger Agreement.

        Alan C. Mendelson, a director of the Company, is a partner at Latham & Watkins, a law firm which provides legal services to the Company. The legal fees paid by the Company to Latham & Watkins did not exceed 5% of its gross revenues for fiscal 2001.

        The bylaws of the Company provide that the Company will indemnify its officers or directors, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Karol Pollock Secretary

July , 2002

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Karol Pollock, Secretary, US SEARCH.com Inc., 5401 Beethoven Street, Los Angeles, CA 90066.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this proxy statement certain information filed by us with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this proxy statement, except to the extent modified or superseded, as described below. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC.

  •
  Items 7, 7A, 8 and 9 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 0-26149)

        Any statements made in this proxy statement or in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You may request a copy of this filing, at no cost, by writing or calling us at the following address or telephone number:

Manager of Investor Relations
US SEARCH.com Inc.
5401 Beethoven Street
Los Angeles, California 90066
Telephone: (310) 302-6300

        We will deliver this filing within one business day of your request by first class mail. Exhibits to this filing will not be sent, however, unless those exhibits have been specifically incorporated by reference in this proxy statement.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

US SEARCH.COM INC.

        US SEARCH.com Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        1.    The Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV, Paragraph A thereof in its entirety and inserting the following in lieu thereof:

  "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred fifty one million (301,000,000) shares. One hundred fifty million shares (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). One million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001)."

        2.    The foregoing amendments were duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, US Search.com Inc. has caused this Certificate to be executed by its duly authorized officer, on this    day of            , 2002.

US SEARCH.COM INC.

By:

	Name:	Brent N. Cohen
	Office:	Chief Executive Officer

A-1

U.S. SEARCH.COM INC.

AMENDED AND RESTATED
1998 STOCK INCENTIVE PLAN

1.    DEFINITIONS.

        1.1    Definitions.

          (a)    "Award"  shall mean an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award or Performance Share Award, in each case granted under this Plan.

          (b)    "Award Agreement"  shall mean a written agreement setting forth the terms of an Award.

          (c)    "Award Date"  shall mean the date upon which the Committee took the action or committed to take the action granting an Award or such later date as is prescribed by the Committee.

          (d)    "Award Period"  shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

          (e)    "Beneficiary"  shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

          (f)    "Board"  shall mean the Board of Directors of the Corporation.

          (g)    "Code"  shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (h)    "Commission"  shall mean the Securities and Exchange Commission.

          (i)    "Committee"  shall mean either the committee appointed by the Board, consisting of two or more members, each of whom is a Non-Employee Director, or the entire Board if each member is a Non-Employee Director (except as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act), provided that, if there are two or more members of the Board who are "outside directors," within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, then the Committee shall consist of only such members.

          (j)    "Common Stock"  shall mean the Common Stock of the Corporation.

          (k)    "Company"  shall mean, collectively, the Corporation and its Subsidiaries.

          (l)    "Corporation"  shall mean US SEARCH.com Inc., a Delaware corporation, and its successors.

          (m)    "Eligible Person"  shall mean an employee, director, officer, key employee of the Company or any other person who, in the opinion of the board, is rendering valuable services to the Company, including without limitation an independent contractor, outside consultant or advisor to the Company.

          (n)    "Event"  shall mean any of the following:

            (1)  Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

            (2)  Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation;

            (3)  Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

            (4)  A Change in Control. A "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than The Kushner-Locke Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

          (o)    "Exchange Act"  shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (p)    "Fair Market Value"  shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Report System, the mean between the closing bid and asked price for the stock on such date, as furnished by the NASD; (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting Options under the Plan.

          (q)    "Non-Employee Director"  shall mean a Non-Employee Director within the meaning of the applicable regulatory requirements promulgated under Section 16 of the Exchange Act as in effect from time to time.

          (r)    "Incentive Stock Option"  shall mean an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

          (s)    "Listing Date"  shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

          (t)    "Nonqualified Stock Option"  shall mean an option which is not designated as an Incentive Stock Option.

          (u)    "Option"  shall mean an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

          (v)    "Participant"  shall mean an Eligible Person, who has been awarded an Award.

          (w)    "Performance Share Award"  shall mean an award of shares of Common Stock, issuance of which is contingent upon attainment of performance objectives specified by the Committee.

          (x)    "Personal Representative"  shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

          (y)    "Plan"  shall mean the US SEARCH.com Inc. Company 1998 Stock Incentive Plan as in effect from time to time.

          (z)    "Restricted Stock"  shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

          (aa)    "Restricted Stock Award"  shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

          (bb)    "Retirement"  shall mean retirement as defined in termination of employment with the Company pursuant to the Company's retirement policy, as in effect from time to time.

          (cc)    "Securities Act"  shall mean the Securities Act of 1933, as amended from time to time.

          (dd)    "Stock Appreciation Right"  shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 4.3(a).

          (ee)    "Subsidiary"  shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

          (ff)    "Tax-Offset Bonus"  shall mean a bonus payable pursuant to a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, determined as provided in Section 3.6.

          (gg)    "Ten-Percent Shareholder"  shall mean an individual who, at the time an Incentive Stock Options is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation, within the meaning of Section 422 of the Code.

          (hh)    "Total Disability"  shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

2.    THE PLAN.

        2.1    Purpose.    The purpose of this Plan is to promote the success of the Company by providing an additional means to attract and retain key personnel through added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Awards.

        2.2    Administration.

          (a)  This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company (other than functions which are required to be performed by the Committee pursuant to regulations promulgated under Section 16 of the Exchange Act or Section 162(m) of the Code and the regulations promulgated thereunder).

          (b)  Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

          (c)  Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters related to this Plan.

          (d)  Subject to the requirements of Section 1.1(i), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

        2.3    Participation.    Awards may be granted only to Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

        2.4    Stock Subject to the Plan.    The stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 22,000,650 shares, subject to adjustment as set forth in Section 7.2. If any Option and any related Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased shares subject thereto shall again be available for purposes of this Plan; provided, however, that the counting of shares subject to Awards granted under this Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option and any Stock Appreciation Right granted to any Eligible Person who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated thereunder, that is canceled, the number of shares subject to such Option and Stock Appreciation Right shall continue to count against the maximum number of shares which may be the subject of Options and Stock Appreciation Rights granted to such Eligible Person. For purposes of the preceding sentence, if, after the grant, the exercise price of an Option and/or the base amount of any Stock

Appreciation Rights is reduced, such reduction shall be treated as a cancellation of such Option and Stock Appreciation Right, and the grant of a new Option and Stock Appreciation Right, as applicable, and both such deemed cancellation and grant shall reduce the maximum number of shares for which Options and Stock Appreciation Rights may be granted to the holder of such Option and Stock Appreciation Right, to the extent required by Section 162(m) of the Code and the regulations promulgated thereunder.

        2.5    Grant of Awards.    Subject to the express provisions of the Plan, and subject to disapproval by the Board, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award; provided, however, that no Eligible Person may be granted Options and Stock Appreciation Rights relating in the aggregate to more than 5,000,000 shares of Common Stock (subject to adjustment as provided in Section 7.2) in any one year period; and provided, further, that any shares of Common Stock relating to Stock Appreciation Rights granted concurrently with one or more Options in accordance with Section 4.1 shall only be counted once for purposes of such limit. Each Award shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of the Plan. The grant of an Award is made on the Award Date.

        2.6    Exercise of Awards.    An option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 3.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 3.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

3.    OPTIONS.

        3.1    Grants.    One or more Options may be granted to any Eligible Person. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.

        3.2    Option Price.

          (a)  The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Ten Percent Shareholder) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash, or by certified or cashier's check payable to the order of the Corporation, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Committee but at a rate of interest at least equal to the imputed interest specified under Section 483 or Section 1274, whichever is applicable, of the Code, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements), or (iii) by shares of Common Stock of the Corporation already owned by the Participant. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

          (b)  In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 7.6. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

        3.3    Option Period.    Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date of an Incentive Stock Option (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) or 10 years and one day after the Award Date of a Nonqualified Stock Option, and shall be subject to earlier termination as hereinafter provided.

        3.4    Exercise of Options.    Except as otherwise provided in Section 7.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Participant's Option. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares purchasable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the option.

        3.5    Limitations On Grant of Incentive Stock Options.

          (a)  The aggregate Fair Market Value (determined as of the Award Date) of the Common Stock for which Incentive Stock Options may first become exercisable by any Participant during any calendar year under this Plan (other than as a result of acceleration pursuant to Section 7.4 or 7.2), together with that of common stock subject to incentive stock options first exercisable by such Participant under any other plan of the Corporation, its "parent corporation" or any "subsidiary corporation," as those terms are defined in Section 424 of the Code, shall not exceed $100,000. To the extent such limitation is exercised as a result of acceleration (or any other reason), Options shall be treated as Nonqualified Stock Options.

          (b)  There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

          (c)  No Incentive Stock Option may be granted to any Ten Percent Shareholder unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

          (d)  No Incentive Stock Option may be granted to any person who is not an employee of the Company or any subsidiary corporation as such term is defined in Section 424 of the Code.

        3.6    Additional Rights.    In its discretion the Committee may, in the Award Agreement, provide for a Tax-Offset Bonus to any Participant who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option. The Tax-Offset bonus shall be in the form of a cash payment equal to a percentage of the difference between the exercise price and the lesser of (i) the Fair Market Value on the date of exercise of the Common Stock with respect to which the disqualifying disposition occurs or (ii) the amount realized from such disqualifying disposition. Such percentage shall be set out in the Award Agreement and shall be designed to offset the impact of additional taxes which result from the disqualifying disposition. Notwithstanding the preceding sentence, the Committee may reserve the right to from time to time change the percentage applicable with respect to the Award Agreement. Notwithstanding the foregoing, no Award Agreements entered into after the Listing Date may provide for a Tax-Offset Bonus to any Participant.

4.    STOCK APPRECIATION RIGHTS.

        4.1    Grants.    In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 4.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

        4.2    Exercise of Stock Appreciation Rights.

          (a)  A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

          (b)  In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by such number of shares.

          (c)  If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right. The number of shares subject to unexercised SARs may also be reduced proportionately.

          (d)  A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the Terms of the Award Agreement.

          (e)  In order to achieve the Plan's objective of encouraging ownership of the Common Stock, the Committee may require the Stock Appreciation Rights can only be exercised if the Participant uses all or a portion of any cash received upon exercise of the Stock Appreciation Right to concurrently exercise all or a portion of the Option he or she holds.

        4.3    Payment.

          (a)  Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related option, the Participant shall be entitled to receive payment of an amount determined by multiplying

            (i)    The difference obtained by subtracting the exercise price per share of Common Stock under the related option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

            (ii)  The number of shares with respect to which the Stock Appreciation Right shall have been exercised.

          (b)  The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

          (c)  Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment in cash of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right.

5.    RESTRICTED STOCK AWARDS.

        5.1    Grants.    Subject to Section 2.4, the Committee may, in its discretion grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares. Shares of Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall bear a legend making appropriate reference to the restrictions imposed and shall be held by the Corporation until the restrictions on such shares shall have lapsed and those shares shall have thereby vested.

        5.2    Restrictions.

          (a)  Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

          (b)  Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

          (c)  In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

6.    PERFORMANCE SHARE AWARDS.

        6.1    Grants.    The Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall determine. A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share

Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based.

7.    OTHER PROVISIONS.

        7.1    Rights of Eligible Persons, Participants and Beneficiaries.

          (a)  Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

          (b)  Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Person or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or to terminate the employment of such Eligible Person or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Person or Participant.

          (c)  Amounts payable pursuant to an Award shall be paid only to the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Total Disability, to the Participants Personal Representative or, if there is none, to the Participant. Other than by will or the laws of descent and distribution, no benefit payable under, or interest in, this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Person, Participant or Beneficiary. The Committee shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

          (d)  No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        7.2    Adjustments Upon Changes in Capitalization.

          (a)  If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock

  Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

          (b)  Upon the dissolution or liquidation of the Corporation, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited.

          (c)  Upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation which occurs prior to the Listing Date, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

          (d)  After the Listing Date, in the event of a (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 7.2(d) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose employment by the Company has not terminated, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised (if applicable) prior to such event.

          (e)  In adjusting Awards to reflect the changes described in this Section 7.2, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Board shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

        7.3    Termination of Employment.

          (a)  If the Participant's employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, three months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on that date, and any option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of employment.

          (b)  If the Participant's employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, 12 months from the date of termination of employment (or 3 months from the date of termination of employment as a result of Retirement with respect to an Incentive Stock Option) to exercise any Option to the extent it shall have become exercisable by that date, and any Option not exercisable on that date shall terminate.

          (c)  If the Participant's employment by the Company terminates as a result of death while the Participant is employed by the Company or during the 12 month period referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 3.3, during the 12 month period or such shorter period as is provided in the Award Agreements following the Participant's death, as to all or any part of the shares of Common Stock covered thereby including all shares as to which the option would not otherwise be exercisable.

          (d)  Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 4.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 3.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

          (e)  In the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

          (f)    In the event of termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or extend the time of exercise of the rights granted hereunder (subject to Section 3.3 hereto), upon such terms as the Committee shall determine.

          (g)  If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 7.3 to be a termination of employment of each employee of that entity.

          (h)  Upon forfeiture of a Restricted Stock Award pursuant to this Section 7.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

        7.4    Acceleration of Awards.    Unless prior to an Event (including by agreement set forth in the Award Agreement) the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant. Notwithstanding the foregoing, Awards granted after the Listing Date shall not accelerate upon the occurrence of an Event except as provided in Section 7.2(d).

        7.5    Government Regulations.    This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

        7.6    Tax Withholding.

          (a)  Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award, the payment of a Performance Share Award or payment of a Tax-Offset Bonus, the Company shall have the right to (i) require such Participant or such other person to pay by cash, or certified or cashiers check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

          (b)  The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

        7.7    Amendment, Termination and Suspension.

          (a)  The Board shall have the authority at any time to terminate or, from time to time, amend or modify or suspend this Plan (or any part hereof) without obtaining shareholder approval to the fullest extent permitted by Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act, except to the extent the Board determines that such shareholder approval is required or is made advisable by other applicable law or regulation (including, without limitation, Section 162(m) of the Code and the regulations promulgated thereunder), in which case such amendment shall be effective once approved by the Board and a majority of the shareholders. In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 7.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price established on the effective date of the amendment. No modification of any other term or provision of any option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such option as are not inconsistent with or prohibited by the Plan. No Awards may be granted during any suspension of this Plan or after its termination.

          (b)  In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

          "(c) In the event that the Board adopts an amendment increasing either the maximum number of shares of common stock available under the Plan pursuant to Section 2.4 of the Plan or the maximum number of Awards that may be issued to any Eligible Person in any one year pursuant to Section 2.5 of the Plan, Awards may be granted or awarded prior to shareholder approval of such amendment; provided, however, that such Awards shall not be exercisable prior to the date the amendment is approved by the shareholders and provided further that if such approval has not been obtained within twelve (12) months after the date of the Board's approval of the amendment, all Awards previously granted or awarded subject to shareholder approval, as provided in the Award Agreement, shall thereupon be canceled and become null and void."

        7.8    Privileges of Stock Ownership; Nondistributive Intent.    A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

        7.9    Effective Date of the Plan.    This Plan has been approved by unanimous consent of the entire Board of the Kushner-Locke Company, the Corporation's eighty percent (80%) shareholder, and approved by the Board of the Corporation and by the Shareholders, and is effective July 23, 1998.

        7.10    Term of the Plan.    Unless previously terminated by the Board, this plan shall terminate at the close of business on June 1, 2008, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

        7.11    Governing Law.    This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

EXHIBIT C

US SEARCH.COM INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

(As adopted July 31, 2000 and modified May 1, 2002)

Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of US SEARCH.com Inc., a Delaware corporation (the "Company") is to provide assistance to the Board in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

        The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, may not be experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

Membership

        The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

Committee Organization and Procedures

        1.    The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

        2.    The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

        3.    The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

        4.    The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, the senior internal audit manager, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

        5.    The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances. Furthermore, the Committee may, in its discretion, retain any other counsel, experts or advisors (financial or otherwise) as the Committee determines are necessary or appropriate under the circumstances.

        6.    The Committee, in its discretion, may conduct or authorize investigations into any matters within the scope of its responsibilities.

Responsibilities

Outside Auditor

        7.    The outside auditor of the Company shall be ultimately accountable to the Board and the Committee in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select and evaluate the outside auditor, to consider whether it is appropriate to adopt a policy of rotating outside auditors on a regular basis and, where appropriate, to replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in the annual proxy statement).

        8.    The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

        9.    The Committee shall ensure that the outside auditor prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

        10.  The Committee shall review the experience and qualifications of the outside auditor's senior personnel that are providing audit services to the Company and the quality control procedures of the outside auditor.

        11.  The Committee shall approve the retention of the outside auditor or any of its affiliates for any information technology services or other non-audit services and shall approve the fees to be paid to the outside auditor or its affiliates for any such services.

        12.  If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

Annual Audit

        13.  The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

        14.  The Committee shall discuss with the outside auditor any problems or difficulties the outside auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any disagreements with management, whether or not those disagreement were resolved to the satisfaction of the outside auditor. The Committee shall obtain from the outside auditor assurances that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

        15. The Committee shall review(1) and discuss the audited financial statements with the management of the Company.

(1)
Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

        16. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

        17.  The Committee shall, based on the review and discussions in paragraphs 15 and 16 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the outside auditor regarding such independence in paragraph 9 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

        18.  The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q.

Internal Controls

        19.  The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

        20.  The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

Internal Audit

        21.  The Committee shall review the appointment and replacement of the senior internal audit manager.

        22.  The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company's internal audit function and the qualifications of the primary personnel performing such function.

        23.  Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

        24.  The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal audit manager.

        25.  The senior internal audit manager and the other personnel performing the Company's internal audit function shall be granted unfettered access to the Committee.

Other Responsibilities

        26.  The Committee shall discuss with management and the outside auditor any accounting policies the outside auditor identifies as critical, and discuss any changes in the accounting policies of the Company or any changes (or initiatives or proposals to change) any accounting or financial reporting rules that could reasonably be expected to have a material impact on the Company's financial statements.

        27.  The Committee shall review and discuss with management and the outside auditor: (i) any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company; and (ii) any transactions with parties related to or affiliated with the Company which are material in size or involve terms different from those reasonably likely to be negotiated with independent third parties and which transactions are relevant to the understanding of the Company's financial statements.

        28.  The Committee shall discuss with management and the outside auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements or accounting policies.

        29.  The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

        30.  The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

        31.  The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

EXHIBIT D

SUPPLEMENTARY FINANCIAL INFORMATION

Selected Quarterly Financial Data.

        The following table sets forth certain unaudited financial data for the eight quarters in the period ended December 31, 2001. This data has been derived from unaudited financial statements that, in the opinion of our management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information when read in conjunction with our annual audited financial statements and the notes thereto. Certain reclassifications have been made to prior quarters to conform with current quarter presentations. The operating results for any quarter are not necessarily indicative of the results for any future period.

	Quarter Ended
	March 31, 2001	June 30, 2001	September 30, 2001	December 31, 2001
	(in thousands except per share data)
Net Sales	$4,941	$5,005	$4,517	$3,936
Gross Profit	3,517	3,952	3,478	2,958
Net Loss	(2,790)	(2,758)	(2,747)	(3,642)
Net Loss attributable to common stockholders	(3,029)	(15,497)	(2,747)	(3,642)
Loss per share basic and diluted	(0.17)	(0.86)	(0.15)	(0.20)
	Quarter Ended
	March 31, 2000	June 30, 2000	September 30, 2000	December 31, 2000
	(in thousands except per share data)
Net Sales	$7,450	$5,918	$5,213	$3,782
Gross Profit	4,277	2,838	2,787	2,069
Net Loss	(6,705)	(8,974)	(8,744)	(4,939)
Net loss attributable to common stockholders	(6,705)	(8,974)	(9,830)	(8,934)
Loss per share basic and diluted	(0.38)	(0.50)	(0.55)	(0.29)

D-1

There are two ways to vote your Proxy	COMPANY #
CONTROL #
Your Internet vote authorizes the Named Proxies to vote your share in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET—http://www.eproxy.com/srch/

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on July 16, 2002.
•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to US SEARCH.com Inc.,
c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 AND 3 AND 4.

1.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000.	☐	For	☐	Against	☐	Abstain
2.	To ratify the issuance of the Company's 8% Convertible Promissory Notes and to approve the issuance of Common Stock upon conversion thereof.	☐	For	☐	Against	☐	Abstain
\*/ Please fold here \*/
3.	To elect three Common Stock directors to hold office until the 2005 Annual Meeting of Shareholders.
	Brent Cohen	☐	For	☐	Against	☐	Abstain
	Peter Locke	☐	For	☐	Against	☐	Abstain
	Alan Mendelson	☐	For	☐	Against	☐	Abstain
4.
	To approve an amendment to the Company's Amended and Restated 1998 Stock Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 10,000,000 shares.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY RECEIVED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	DATE

SIGNATURE(S) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, July 18, 2002
9:00 a.m.

US SEARCH.com Inc.
5401 Beethoven Street
Los Angeles, CA 90066

5401 Beethoven Street Los Angeles, CA 90066	proxy

        This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 18, 2002.

        The shares of stock you hold in your account will be voted as you specify on the reverse side.

        If no choice is specified, the proxy will be voted "FOR" Items 1 and 2 and 3 and 4.

        By signing this proxy, you revoke all prior proxies and appoint Brent N. Cohen and Jeffrey R. Watts, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.See reverse for voting instructions.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
PROPOSAL 2 TO APPROVE THE ISSUANCE OF THE COMPANY'S 8% CONVERTIBLE PROMISSORY NOTES AND THE ISSUANCE OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF
PROPOSAL 3 ELECTION OF DIRECTORS
PROPOSAL 4 APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
DESCRIPTION OF EQUITY COMPENSATION PLAN NOT APPROVED BY STOCKHOLDERS
OTHER REQUIRED INFORMATION
Equity Compensation Plan Information
DESCRIPTION OF SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
INCORPORATION BY REFERENCE
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF US SEARCH.COM INC.
U.S. SEARCH.COM INC. AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
US SEARCH.COM INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SUPPLEMENTARY FINANCIAL INFORMATION